Exhibit 99.e.1.a

Schedule A*

Underwriting Agreement

between Aberdeen Funds and

Aberdeen Fund Distributors, LLC

Name of Fund

Aberdeen Global Equity Fund

Aberdeen China Opportunities Fund

Aberdeen Equity Long-Short Fund

Aberdeen Global Natural Resources Fund

Aberdeen Diversified Income Fund
   (formerly, Aberdeen Optimal Allocations Fund: Moderate)

Aberdeen Dynamic Allocation Fund

   (formerly, Aberdeen Optimal Allocations Fund: Moderate Growth)

Aberdeen Diversified Alternatives Fund

   (formerly, Aberdeen Optimal Allocations Fund: Specialty)

Aberdeen Small Cap Fund

Aberdeen Tax-Free Income Fund

Aberdeen Core Fixed Income Fund

Aberdeen Core Plus Income Fund

Aberdeen Global Fixed Income Fund

Aberdeen Global Small Cap Fund

Aberdeen Asia Bond Fund

   (formerly, Aberdeen Asia Bond Institutional Fund)

Aberdeen International Equity Fund

Aberdeen Emerging Markets Fund

   (formerly, Aberdeen Emerging Markets Institutional Fund)

Aberdeen Asia-Pacific (ex-Japan) Equity Fund

   (formerly, Aberdeen Asia-Pacific (ex-Japan) Equity Institutional Fund)

Aberdeen Global High Yield Bond Fund

Aberdeen Emerging Markets Debt Local Currency Fund

Aberdeen Ultra-Short Duration Bond Fund

Aberdeen Asia-Pacific Smaller Companies Fund

Aberdeen U.S. Equity Fund

   (formerly, Aberdeen U.S. Equity I Fund)

Aberdeen U.S. Equity II Fund

Aberdeen U.S. High Yield Bond Fund

Aberdeen Emerging Markets Debt Fund

*As most recently amended on September 24, 2012